EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Techlabs, Inc. and subsidiaries, of our report dated April 12, 2002, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts".


                                        DEMPSEY VANTREASE & FOLLIS PLLC

                                        /s/ Dempsey Vantrease & Follis PLLC


Murfreesboro, Tennessee
January 27, 2005